Exhibit 10.9
SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Sixth Amendment”) is made as of the 26th day of January, 2023 (“Effective Date”), by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Seller”), and WB UNION PLAZA HOLDINGS LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 20, 2022, as amended by that certain (i) First Amendment to Purchase and Sale and Escrow Instructions dated as of October 14, 2022, (ii) Second Amendment to Purchase and Sale Agreement and Escrow Instructions (“Second Amendment”) dated as of November 23, 2022, (iii) Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of December 9, 2022, (iv) email transmittal from Seller’s counsel to Buyer’s counsel dated as of December 28, 2022, 5:01 p.m. (California time), (v) Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of December 29, 2022, (vi) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 5, 2023, 12:13 p.m. (California time), (vii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 6, 2023, 11:56 a.m. (California time), (viii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 9, 2023, 11:21 a.m. (California time), (ix) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 10, 2023, 10:44 a.m. (California time), (x) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 11, 2023, 12:06 p.m. (California time), (xi) Fifth Amendment to Purchase and Sale Agreement and Escrow Instructions (“Fifth Amendment”), dated as of January 12, 2023, and (xii) email transmittal from Seller’s counsel to Buyer’s counsel (“Email Amendment”), dated as of January 25, 2023, 12:28 p.m. (California time) (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Sixth Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:
1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.
2.Closing Date. Subject to the terms and provisions of this Sixth Amendment and Buyer’s funding of the Additional Second Extension Fee to Escrow Holder as required by the provisions of the Fifth Amendment and Email Amendment, the Closing Date shall be, and hereby is, extended from January 31, 2023, at 1:00 p.m. to February 14, 2023, at 1:00 p.m. (California time); provided however, Buyer shall have the right to accelerate the

Closing Date to January 27, 2023, at 1:00 p.m. (California time) so long as Buyer provides Seller with written notice of such accelerated Closing Date by no later than 5:00 p.m. (California time) on the Effective Date.
3.Credit Towards Purchase Price. Buyer acknowledges that the Purchase Price is $155,000,000; provided, however, Seller hereby agrees that, concurrently with the Close of Escrow, Buyer shall be entitled to a credit towards the Purchase Price in the amount of Thirteen Million Dollars ($13,000,000) (“Closing Credit Amount”); provided further, however, in the event Buyer accelerates the Closing Date to January 27, 2023, at 1:00 p.m. (California time) in accordance with the terms and provisions of Paragraph 2 above, then the Closing Credit Amount shall be increased from Thirteen Million Dollars ($13,000,000) to Fifteen Million Dollars ($15,000,000). Notwithstanding the foregoing, in the event the Close of Escrow does not occur by February 14, 2023, at 1:00 p.m. (California time), then Buyer shall not be entitled to any credit under this Paragraph 3, and the provisions of this Paragraph 3 shall be null and void and of no further force or effect. In furtherance of the foregoing, the provisions of Paragraph 4 of the Fifth Amendment shall be, and hereby is, deleted and is no longer of any force or effect.
4.Acknowledgment and Release. Buyer hereby reaffirms the provisions of Paragraph 4 of the Second Amendment, and the waivers, releases and agreements by Buyer thereunder shall be deemed remade as of the Effective Date of this Sixth Amendment.
5.Effectiveness of Agreement. Except as modified by this Sixth Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.
6.Counterparts. This Sixth Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.
7.Telecopied/Emailed Signatures. A counterpart of this Sixth Amendment that is signed by one party to this Sixth Amendment and telecopied/emailed to the other party to this Sixth Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Sixth Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Sixth Amendment.
8.Successors and Assigns. All of the terms and conditions of this Sixth Amendment shall apply to benefit and bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, Seller and Buyer have entered into this Sixth Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.
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“SELLER”
KBSII 445 SOUTH FIGUEROA, LLC
a Delaware limited liability company
By:    KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland Corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

“BUYER”
WB UNION PLAZA HOLDINGS LLC,
a Delaware limited liability company
By:    /s/ Joel Schreiber
Name:    Joel Schreiber
Its:    Member